As electronically filed with the Securities and Exchange Commission on
                                 March 16, 1999

                                                 Registration No. 333- _________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                          INGLES MARKETS, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      NORTH CAROLINA                                 56-0846267
-------------------------------           -------------------------------------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


                                 P. O. BOX 6676
                         ASHEVILLE, NORTH CAROLINA 28816
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                          INGLES MARKETS, INCORPORATED
                          ----------------------------
                         INVESTMENT/PROFIT SHARING PLAN
                         ------------------------------
                            (Full title of the plan)


                                 BRENDA S. TUDOR
                          INGLES MARKETS, INCORPORATED
                                 P. O. BOX 6676
                         ASHEVILLE, NORTH CAROLINA 28816
                      -------------------------------------
                     (Name and Address of agent for service)


                                 (828) 669-2941
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                  MARY E. MOORE
                         ALTMAN, KRITZER & LEVICK, P.C.
                        6400 POWERS FERRY ROAD, SUITE 224
                             ATLANTA, GEORGIA 30339
                                 (770) 955-3555


                         ------------------------------


                         CALCULATION OF REGISTRATION FEE


                                                       PROPOSED                 PROPOSED
        TITLE OF             AMOUNT TO BE              MAXIMUM                   MAXIMUM
     SECURITIES TO            REGISTERED               OFFERING                 AGGREGATE                AMOUNT OF
  BE REGISTERED(1)(2)           (1)(2)           PRICE PER SHARE (3)       OFFERING PRICE (3)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Class A Common
Stock, $.05 par
value per share                 500,000               $12.00                 $6,000,000                  $1,668
========================================================================================================================

(1) The shares of Class A Common Stock, par value $.05 per share (the "Class A Common Stock"), of Ingles Markets, Incorporated ("Registrant") being registered consist of shares to be acquired in open market purchases under the Ingles Markets, Incorporated Investment/Profit Sharing Plan (the "Plan").

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Class A Common Stock on March 9, 1999, as reported on the Nasdaq National Market.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The undersigned registrant (the "Company" or "Registrant") hereby incorporates by reference into this registration statement the following documents filed by the Company with the Securities and Exchange Commission (File No. 0-14706) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         1. The Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1998;

         2.       The Company's Form 10-Q for the quarter ended December 26,
                  1998;

         3.       The Company's Current Report on Form 8-K filed on November 13,
                  1998;

         4. The Company's Quarterly Report on Form 10-Q/A, filed with the Securities and Exchange Commission on February 4, 1999, amending its Quarterly Report on Form 10-Q for the quarter ended December 27, 1997;

         5. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

         6. The Company's Registration Statement on Form 8-A effective September 22, 1987, filed pursuant to section 12 of the Exchange Act, which contains a description of the Class A Common Stock, including any amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date of this registration statement by the undersigned Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all shares of Class A Common Stock offered hereby have been sold or which deregisters any shares of such Class A Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

Item 4.           Description of Securities

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

         The Company's By-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Company), the Company shall indemnify such person by reason of the fact that he is or was a director or an officer, and may indemnify such person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, in either case against any liability or litigation expenses (including reasonable attorney's fees) incurred by such person in connection with such action, suit or proceeding to the extent and upon the terms and conditions provided by law (excluding any such expenses that any such person may incur that were at the time taken known or believed by them to be clearly in conflict with the best interests of the Company or, with respect to any criminal action or proceeding, unlawful). In addition, the Company's Articles of Incorporation provide, subject to the requirements set forth therein, that no director shall have personal liability arising out of an action, whether by or in right of the Company or otherwise, for monetary damages for breach of his duties as a director; provided, however, that such limitation on liability shall not affect a director's liability for (i) acts or omissions not made in good faith that were at the time taken known or believed by him to be in conflict with the best interests of the Company, (ii) unlawful distributions or (iii) transactions from which he derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Commission requires disclosure that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is, in the opinion of the Commission, unenforceable.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

4.1      -        Form of Articles of Incorporation of the Company.(1)

4.2      -        Form of By-laws of the Company.(2)

4.3      -        Ingles Markets, Incorporated Investment/Profit Sharing Plan
                  as amended through June 30, 1995, along with first, second and third amendments thereto.*

4.4      -        Investment/Profit Sharing Trust "C" for Ingles Markets,
                  Incorporated, effective April 1, 1999.

23       -        Consent of Ernst & Young LLP.

24       -        Power of Attorney (included on signature page of this
                  registration statement).

-------------------

(1) Incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-23919), previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibit No. 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 24, 1988 (File No. 0-14706), previously filed with the Securities and Exchange Commission.

*        Management contract or compensatory plan or arrangement.

UNDERTAKING PURSUANT TO ITEM 8(b). The Registrant undertakes to have the Plan and all amendments to the Plan submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan under Section 401 of the Code.

Item 9.           Undertakings

         (a) Rule 415 Offerings. The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.












                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on March 16, 1999.

                                         INGLES MARKETS, INCORPORATED


                                         By: /s/   Robert P. Ingle
                                             ----------------------------------
                                             Robert P. Ingle
                                             Chairman of the Board and
                                             Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Robert P. Ingle and Brenda S. Tudor, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                      TITLE                                   DATE

/s/ Robert P. Ingle                         Chairman of the Board, Chief                         March 16, 1999
----------------------------                Executive Officer and Director
Robert P. Ingle


/s/ Vaughn C. Fisher                        President, Chief Operating                           March 16, 1999
----------------------------                Officer and Director
Vaughn C. Fisher


/s/ Brenda S. Tudor                         Vice President-Finance, Chief                        March 16, 1999
----------------------------                Financial Officer and Director
Brenda S. Tudor


/s/ David L. Keathley                       Secretary/Controller                                 March 16, 1999
----------------------------
David L. Keathley


/s/ Anthony S. Federico                     Vice President-Non-Foods                             March 16, 1999
----------------------------                and Director
Anthony S. Federico


/s/ Robert P. Ingle, II                     Vice President-Operations                            March 16, 1999
----------------------------                and Director
Robert P. Ingle, II


/s/ Ralph H. Gardner                        Director                                             March 16, 1999
----------------------------
Ralph H. Gardner


THE PLAN. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina, on this 16th day of March, 1999.



                                         INGLES MARKETS, INCORPORATED
                                         INVESTMENT /PROFIT SHARING PLAN

                                By:      Ingles Markets, Incorporated
                                         Plan Administrator


                                By:      /s/ Robert P. Ingle
                                         --------------------------------------
                                         Robert P. Ingle
                                         Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS


                                                                      SEQUENTIAL
EXHIBITS                                                             PAGE NUMBER
--------                                                             -----------

 4.1  -   Form of Articles of Incorporation of
          the Company.(1)

 4.2  -   Form of By-laws of the Company.(2)

 4.3  -   Ingles Markets, Incorporated Investment/Profit Sharing
          Plan as amended through June 30, 1995, along with first,
          second and third amendments thereto.*                            9

 4.4  -   Investment/Profit Sharing Trust "C" for Ingles Markets,
          Incorporated, effective April 1, 1999.                          87

23    -   Consent of Ernst & Young LLP.                                  120

24    -   Power of Attorney (included on signature page of
          this registration statement)

---------------
(1) Incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-23919), previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibit No. 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 24, 1988 (File No. 0-14706), previously filed with the Securities and Exchange Commission.

*        Management contract or compensatory plan or arrangement.